Exhibit 99.1

Reign Sapphire Corporation

Subscription Agreement

1.	Investment:

The undersigned (“Buyer”) subscribes for ____________ Shares of Common Stock of Reign Sapphire Corporation, a Delaware corporation (the “Company”) at $0.50 per share.

Total subscription price ($0.50 times the number of Shares): = $_____________________.

PLEASE MAKE CHECKS PAYABLE TO: “Reign Sapphire Corporation”

2.	Investor Information:

Name (type or print) _______________________________________________________

SSN/EIN/Taxpayer I.D. _____________________________________________________

Address: _______________________________________________________________

E-Mail address: __________________________________________________________

Joint Name (type or print) ___________________________________________________

SSN/EIN/Taxpayer I.D _____________________________________________________

E-Mail address: __________________________________________________________

Address (If different from above) _____________________________________________

Mailing Address (if different from above):_______________________________________

Street City/State Zip

Business Phone: __________________________________________________________

Home Phone: ____________________________________________________________

3.	Type of Ownership:

(You must check one box)

☐	Individual
☐	Custodian for
☐	Tenants in Common
☐	Uniform Gifts to Minors Act of the State of: __________
☐	Joint Tenants with rights of Survivorship
☐	Corporation (Inc., LLC, LP) – Please List all officers, directors, partners, managers, etc.:

☐	TrustCommunity Property
☐	Other (please explain)

4.	Further Representations, Warrants and Covenants.

Buyer hereby represents warrants, covenants and agrees as follows:

(a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.

(b) Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer’s sole discretion and judgment.

(c) Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.

(d) Buyer acknowledges that the Company is offering for sale a maximum of 10,000,000 shares of its common stock at a fixed price of $0.50 per share and that there is no minimum number of shares that must be sold in order for the offering to close.

Acceptance of Subscription.

It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.

5.	Governing Law.

This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

Signature of Buyer

Printed Name

Date

INVESTOR SUBSCRIPTION ACCEPTED AS OF ____ day of _____, 201_.

REIGN SAPPHIRE CORPORATION

By:

President

Deliver completed subscription agreements and checks to:

Reign Sapphire Corporation

9465 Wilshire Boulevard
Beverly Hills, California 90212